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                                  EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-17721, 333-72953, 333-72339, and 333-58456)
of our report dated February 8, 2002 relating to the financial statements, which appears in Closure Medical Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 28, 2002